                                                                           Final

                                    Exhibit A
                                    ---------

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES PROVIDED THAT THE PLEDGEE IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT.




                            IMPAX LABORATORIES, INC.




                          Common Stock Purchase Warrant
                   To Purchase _______ Shares of Common Stock
                              Expiring May 7, 2008


                                                                     Hayward, CA

No.__                                                      Dated: May 7, 2003

         IMPAX LABORATORIES, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that _____________, or registered assigns (the "Holder"), is entitled to purchase from the Company, at any time and from time to time as specified in Section 1.1, ____________________ (_______) shares (the "Warrant Shares") (subject to adjustment as hereinafter provided) of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, at an initial exercise price equal to $7.421 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth (such exercise price, as from time to time adjusted in accordance with the terms hereof, being hereinafter referred to as the "Warrant Price"). This Common Stock Purchase Warrant (this "Warrant") is one of a duly authorized issue of Warrants of like tenor of the Company to be issued from time to time pursuant to the terms of, and subject to, that certain Common Stock and Warrant Purchase Agreement, dated May 6, 2003, by and among the Company and the purchasers named in Schedule 1 thereto (the "Purchase Agreement"). This Warrant may only be transferred in accordance with Section 6 of the Purchase Agreement. Any transferee of this Warrant, by acceptance hereof, assumes and agrees to the rights and restrictions set forth herein and in the Purchase Agreement.

         In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement; references to a "Section", unless otherwise specified, are to one of the sections of this Warrant.

         1.  Exercise of Warrant.

             1.1. Time of Exercise1.2. . This Warrant may be exercised, in whole or in part, any time and from time to time from the date first set forth above until 6:30 p.m. New York City time on May 7, 2008 (the "Expiration Date"). If this Warrant is not exercised on or prior to the Expiration Date, it shall become null and void and all rights hereunder shall cease as of that time; provided, however, that if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date.

             1.2. Manner of Exercise. A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the "Exercise Notice"), appropriately completed and duly signed, (ii) the original Warrant and (iii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date." Notwithstanding anything to the contrary, the Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder but shall deliver such Warrant (or other instruments required pursuant to Section 5.3) as soon as reasonably practicable thereafter. Execution and delivery of the Exercise Notice shall have the same effect as a request to cancel the original Warrant and to issue a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

         1.3. Delivery of Stock Certificates, etc.

             (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become Holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

             (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant (as defined in Section 5.2 herein) evidencing the right to purchase the remaining number of Warrant Shares.

             (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares on the date on which delivery of such certificate is required by this Warrant, such Holder may notify the Company via facsimile, mail or any other means, of its failure to deliver the certificate (a "Delivery Failure Notice"). If the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after delivery of the Delivery Failure Notice by the Holder and if after such third Trading Day after the delivery of the Delivery Failure Notice the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a "Buy-In"), then in the Holder's sole discretion, the Company shall within three Trading Days after the Holder's request, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

             (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person (other than the Securities Act and applicable state securities laws), and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

             (e) Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         1.4. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

             (a) Cash Exercise. The Holder may deliver immediately available funds; or

             (b) Cashless Exercise. The Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y [(A-B)/A]
         where:
                    X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with
                    respect to which this Warrant is
                    being exercised.

                    A = the average of the Closing Prices
                    for the five Trading Days immediately
                    prior to (but not including) the
                    Exercise Date.

                    B = the Exercise Price.


         For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

         2. Certain Adjustments.

             2.1. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of any of the following events after the date hereof:

                 (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2.1(b) and (c)(i) below) (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the lesser of: (i) the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request and (ii) the product of $5.00 multiplied by the number of Warrant Shares for which the remaining unexercised portion of this Warrant may be exercised on such date. For the purposes of this Section, "Change of Control" shall mean the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than a majority of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors approved by such individuals or their successors who are so approved); (iii) a merger or consolidation of the Company or any Subsidiary (other than a merger with another Subsidiary of the Company or the Company itself, unless following such transaction, the holders of the Company's securities prior to such transaction hold less than a majority of the voting rights and equity interests in the surviving entity) or a sale of more than a majority of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than a majority of the voting rights or equity interests in the Company unless following such transaction, the holders of the Company's securities prior to such transaction continue to hold at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for any of the foregoing events.

                 (b) Subdivision or Combination of Shares. If the Company, at any time while this Warrant is outstanding, shall subdivide or combine any class or classes of its Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination. In the event that an adjustment pursuant to this subsection (b) is made as of the record date for purposes of any subdivision or combination and such subdivision or combination is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

                 (c) Certain Dividends and Distributions.

                     (i) Stock Dividends. If the Company shall pay a dividend in, or make any other distribution of, shares of any class or classes of Common Stock, the Warrant Price shall be adjusted, as at the date the Company shall take a record of the Holders of such class or classes of Common Stock, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends); provided, however, that in the event such dividend or distribution is not so paid or made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed.

                     (ii) Special Dividend or Distribution. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "Appraiser"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser.

                 (d) Subsequent Equity Sales.

                     (i) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues or agrees to issue any Common Stock or Common Stock Equivalents, at an effective net price to the Company per share of Common Stock (the "Effective Price") less than the Exercise Price (as adjusted hereunder to such date), then (x) if such issuance occurs on or prior to May 7, 2004 (including such date), the Exercise Price shall be reduced to equal the Effective Price, and (y) if such issuance occurs after May 7, 2004, the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents multiplied by (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock or Common Stock Equivalents issued (or deemed to be issued) would purchase at the Exercise Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock Equivalents shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                     (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating

Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                     (iii) Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any Excluded Stock.

                 (e) Other Action Affecting Common Stock. In case after the date hereof the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (d) of this
Section 2, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 2, then the Warrant Price shall be adjusted in such manner and at such time as the Holder hereof and the Company shall jointly determine.

                 (f) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 2, the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter. If the Company shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 2 would not be validly issued, the adjustment of number of shares provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Company by reason of its default under
Section 3 of this Warrant.

                 (g) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

             2.2. Notices to Holders.

                 (a) Whenever the Warrant Price or number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to
Section 2 hereof, the Company shall prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and number of shares of Common Stock issuable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder hereof promptly after each adjustment.

                 (b) In the event of:

                     (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                     (ii) any taking by the Company that authorizes, approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction; or

                     (iii) any voluntary or involuntary dissolution, liquidation, or winding-up of the Company (clauses (i), (ii) and (iii), the "Notice Events"), then, in each event, the Company will give to the Holder hereof a written notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (y) the date on which any such Fundamental Transaction, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock for securities or other property deliverable on such Notice Event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such Notice Event. Such notice shall be given prior to the date specified in such notice on which any such action is to be taken, and in no event later than the earlier of (x) 20 calendar days prior to the date on which such action is taken and (y) one Trading Day after the date that notice of such event is given to holders of record of the Company's Common Stock.

             2.3. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Closing Price on the date of such event.

            2.4. Covenant Regarding Common Stock, etc.

                 (a) The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant will, upon such issuance, be validly issued, fully paid and non-assessable.

                 (b) The Company further covenants and agrees that, in the event of a "cashless exercise" it shall take or cause to be taken such action as will permit the exercise of this Warrant without any additional payment by the Holder hereof.

                 (c) The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 2). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable

Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. If the Common Stock is or becomes listed on any Eligible Market, the Company shall also list such shares on such exchange subject to notice of issuance or maintain the listing of its Common Stock on its Trading Market, as the case may be.

         3. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company

                 (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise,

                 (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock on the exercise of any Warrant from time to time outstanding,

                 (c) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant, and

                 (d) will not take any action which would result in the total number of shares of outstanding Common Stock, plus those issuable upon the exercise of all of the Warrants, exceeding the total number of shares of Common Stock then authorized by the Company's certificate of incorporation or the total number of such shares available for the purpose of issue upon such exercise being fewer than the number required to be issued upon such exercise.

         4. Availability of Information. For so long as the Company has a class of securities registered under Section 12 of the Exchange Act or is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including, upon the written request of a Holder, Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of the Warrant or any shares of Common Stock issued or issuable upon exercise of the Warrant.

         5. Ownership, Transfer and Substitution of Warrants.

             5.1. Ownership of Warrants5.2. . The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.

The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

             5.2. Transfer and Exchange of Warrants. 5.3. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

             5.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by any Person upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         6. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.


                 (b) Notwithstanding anything to the contrary contained herein, if the Trading Market is the Nasdaq National Market or the Nasdaq SmallCap Market or any other market or exchange with similar applicable rules, then the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date is 9,572,408 shares of Common Stock (the "Issuable Maximum"), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market (the "Shareholder Approval Requirement"). If, at the time any Holder requests an exercise of any of the Warrants, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing
Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder's pro-rata portion of the Issuable Maximum (based on such Holder's share (vis-a-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Warrant Shares previously issued to such Holder), and the remainder of the Warrant Shares issuable in connection with such exercise or conversion (if any) shall constitute "Excess Shares" pursuant to Section 11(c) below.

                 (c) In the event that any Holder's receipt of shares of Common Stock upon exercise of this Warrant is restricted based on the Issuable Maximum, the Company shall either: (i) use reasonable best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 90th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay cash to such Holder, as liquidated damages and not as a penalty, in an amount equal to the Black Scholes value of this Warrant with respect to the portion of this Warrant which is unexercisable due to the Issuable Maximum after giving effect to the limitations in Section 6(b), measured as of the date of such event or, if greater, the date of payment (such difference, the "Cash Amount"). No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares. If the Company elects the first option under the first sentence of this Section 6(c) and the Company fails to obtain the required shareholder approval on or prior to the 90th day after such event, then within five Trading Days after such 90th day, the Company shall pay the Cash Amount to such Holder, as liquidated damages and not as a penalty; provided, however, that the Company shall not be required to pay the Cash Amount to the extent such payment would violate the Shareholder Approval Requirement or subject the Company to delisting under the rules and interpretations of the Trading Market on which the Company's Common Stock is listed. The portion of this Warrant in respect of which the Cash Amount has been paid (or is not required to be paid by virtue of the proviso in the preceding sentence) shall be cancelled and retired and the Company shall have no further obligation with respect thereto.

         7. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof (as a holder of this Warrant and prior to its exercise) any rights as a stockholder of the Company (including, without limitations, the right to vote, to receive dividends or other distributions, to exercise any preemptive rights or to receive any notice of any proceedings of the Company) or as imposing any obligation on such Holder to purchase any Common Stock or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         8. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

         9. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         10. Miscellaneous.

             10.1. Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

             10.2. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CONFLICT OF LAW RULES THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND

FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND HOLDER EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

             10.3. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

             10.4. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.



                                    IMPAX LABORATORIES, INC.




                                    By:
                                       ----------------------------------------
                                             Name:  Barry R. Edwards
                                             Title:  Co-Chief Executive Officer

                                                                           Final

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Impax Laboratories, Inc.

The undersigned is the Holder of Warrant No. _______ (the "Warrant") issued by Impax Laboratories, Inc.], a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

    1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares. The undersigned has not previously transferred, sold or assigned the Warrant.

    2. The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

    3. The Holder intends that payment of the Exercise Price shall be made as (check one):

                      ____ "Cash Exercise" under Section 1.4(a)

                      ____ "Cashless Exercise" under Section 1.4(b)

    4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant. In addition, if the exercise is by (i) the Purchaser or
          (ii) any subsequent holder during any period when the Warrant Shares are not registered for issuance pursuant hereto under the Securities Act, the holder makes the following representation: In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

    5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant. The undersigned shall deliver the original Warrant to which this Exercise Notice relates as soon as reasonably practicable after the date hereof.

    6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.





Dated:                 ,                  Name of Holder:
       ----------------  -------

                                          (Print)____________________________

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Impax Laboratories, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Impax Laboratories, Inc. with full power of substitution in the premises.



Dated:                 ,
       ----------------  ----


                                          ------------------------------------
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant)


                                          -------------------------------
                                          Address of Transferee


                                          -------------------------------


                                          -------------------------------


In the presence of:



-------------------------------